     As filed with the Securities and Exchange Commission on March 29, 2001
                         Registration No. 333- _________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                              THE MACERICH COMPANY
             (Exact name of registrant as specified in its charter)
                               -------------------

                 Maryland                                      95-4448705
      (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                       Identification No.)

                       401 Wilshire Boulevard, Suite 700,
                         Santa Monica, California 90401
                    (Address of principal executive offices)

                              THE MACERICH COMPANY
                               2000 INCENTIVE PLAN

                            (Full title of the plan)
                               -------------------

                                Richard A. Bayer
             Executive Vice President, General Counsel and Secretary
                              The Macerich Company
                             401 Wilshire Boulevard
                         Santa Monica, California 90401
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (310) 394-6000

                               -------------------


                          CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
                                                Maximum      Maximum
Title of                         Amount         offering     aggregate       Amount of
securities                       to be          price        offering        registration
to be registered                 registered     per unit     price           fee
------------------------------------------------------------------------------------------
Common Stock, $.01 par value     3,400,000      $20.99(3)    $71,366,000(3)  $17,841.50(3)
                                 shares(1)(2)
------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of shares, options and rights, which by reason of certain events specified in The Macerich Company 2000 Incentive Plan (the "Plan") may become subject to the Plan.

(2) Each share is accompanied by a Preferred Share Purchase Right pursuant to the Registrant's Agreement dated November 10, 1998, with First Chicago Trust Company of New York as rights agent.

(3) Pursuant to Rule 457(h) of the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 22, 2001 as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.

The Exhibit Index for this Registration Statement is at page 9.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents of The Macerich Company (the "Company") filed with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 4, 1994, as amended on Form 8-K dated August 5, 1994, and any other amendment or report filed for the purpose of updating such description; and

         (c) The description of the Company's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A, dated November 13, 1998, and any other amendment or report filed for the purpose of updating such description.


All reports and definitive proxy or information statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES

                  Not Applicable.


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Maryland General Corporations Law ("MGCL") permits a corporation formed in Maryland to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) active and deliberate dishonesty established by a final judgment as being material to that cause of action or
(ii) actual receipt of an improper benefit or profit in money, property or services. The Company's charter (the "Charter") has incorporated such a provision which limits such liability to the fullest extent permitted by the MGCL.

          The Charter requires the Company to indemnify its present and former officers and directors, whether serving the Company or at its request another entity, and to pay or reimburse reasonable expenses in advance of the final disposition of the proceeding to the maximum extent permitted from time to time by the laws of Maryland. The Charter provides that the indemnification rights are non-exclusive of any other rights to which those seeking indemnification may be entitled. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, the MGCL requires the Company, as conditions to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification and then only for expenses. The Company's bylaws (the "Bylaws") specify the procedures for indemnification and advance of expenses.

          The Partnership Agreement of the Company's operating partnership, The Macerich Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), also provides for indemnification of the Company and its officers and directors similar to that provided to officers and directors of the Company in the Charter, and includes limitations on the liability of the Company and its officers and directors to the Operating Partnership and its partners similar to those contained in the Charter.

          The Company and the Operating Partnership have entered into indemnification agreements with certain of the Company's executive officers and directors. The indemnification agreements require, among other things, that the Company and the Operating Partnership indemnify the Company's officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related reasonable expenses, subject to certain defenses. The Company and the Operating Partnership must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover officers and directors under the Company's directors' and officers' liability insurance. Although this form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Charter and the Bylaws of the Company and the Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors, by the stockholders or by the partners of the Operating Partnership to eliminate the rights it provides.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.


ITEM 8.          EXHIBITS

                  See the attached Exhibit Index at page 9.


ITEM 9.          UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 23rd day of March, 2001.

                                THE MACERICH COMPANY



                                By:  /s/ Arthur M. Coppola
                                     -------------------------------------
                                     Arthur M. Coppola
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Arthur M. Coppola, Thomas E. O'Hern and Richard E. Bayer, or any one of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, or any one of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         SIGNATURE           TITLE                                 DATE
         ---------           -----                                 ----

/s/ MACE SIEGEL             Chairman of the Board                March 23, 2001
-------------------------   of Directors
Mace Siegel



/s/ DANA K. ANDERSON        Vice Chairman of the                 March 23, 2001
-------------------------   Board of Directors
Dana K. Anderson

/s/ ARTHUR M. COPPOLA       Director, President and              March 23, 2001
-------------------------   Chief Executive Officer
Arthur M. Coppola           (Principal Executive Officer)



/s/ EDWARD C. COPPOLA       Director, Executive                  March 23, 2001
-------------------------   Vice President
Edward C. Coppola



/s/ JAMES S. COWNIE         Director                             March 23, 2001
-------------------------
James S. Cownie



/s/ THEODORE S. HOCHSTIM    Director                             March 23, 2001
-------------------------
Theodore S. Hochstim



/s/ FRED S. HUBBELL         Director                             March 23, 2001
-------------------------
Fred S. Hubbell



/s/ WILLIAM P. SEXTON       Director                             March 22, 2001
-------------------------
William P. Sexton



/s/ THOMAS E. O'HERN        Executive Vice President,            March 23, 2001
-------------------------   Chief Financial Officer and
Thomas E. O'Hern            Treasurer (Principal Financial
                            Officer and Principal Accounting
                            Officer)

EXHIBIT INDEX
Exhibit
Number                       Description of Exhibit
-------                      ----------------------
  4.1      The Macerich Company 2000 Incentive Plan.(1)

  4.2      Form of Nonqualified Stock Option Agreement.(2)

  4.3 The Macerich Company 2000 Cash Bonus/Restricted Stock and Stock Unit Award Program under the 2000 Incentive Plan
           (includes Form of Restricted Stock Award Agreement and Form of Stock Unit Award Agreement as Exhibits B and C thereto).(1)

  5        Opinion of Ballard Spahr Andrews & Ingersoll, LLP (opinion re: legality).

 23.1      Consent of PricewaterhouseCoopers, LLP (Independent Accountants).

 23.2      Consent of Counsel (included in Exhibit 5).

 24 Power of Attorney (included in this Registration Statement at page 7).

(1) Previously filed with the Commission and incorporated herein by this reference as Exhibit 10.33 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

(2) Previously filed with the Commission and incorporated herein by this reference as Exhibit 10.34 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.